Exhibit 10.32

CONSULTANCY SERVICES AGREEMENT

THIS CONSULTANCY SERVICES AGREEMENT (this ‘Agreement”), is entered into on the 1st of March, 2013 by and between MOBILEWALLA INC., established in accordance with the laws of the state Delaware in the United States of America, with its principal place of business located at 2472 Jett Ferry Road, Ste 400-214, Dunwoody, GA 30338 (hereinafter referred to as “MOBILEWALLA INC.” and MOBILEWALLA, Private Limited, a company established in accordance with the laws of Singapore with its principal office located at 03-20 Franklin, 3 Science Park Drive, Singapore 118223 (hereinafter referred to as “MOBILEWALLA PTE LTD”).

WITNESSETH

WHEREAS this Agreement is being entered into by MOBILEWALLA INC. for the purpose of seeking consultancy services from MOBILEWALLA PTE LTD, for technical architecture, analysis, programming, testing, and operational support information technology services (“Services”) more specifically described through a Work Order issued by MOBILEWALLA INC. based on the terms and conditions contained herein;

AND WHEREAS MOBILEWALLA PTE LTD is in the business of and has the necessary expertise to perform the Services as required by MOBILEWALLA INC.;

AND WHEREAS MOBILEWALLA INC. is executing this Agreement with MOBILEWALLA PTE LTD to retain MOBILEWALLA PTE LTD as an independent contractor to perform the Services as set out herein;

NOW THEREFORE, in reliance upon the above facts and in consideration for the promises, representations and warranties set forth below, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

A.	Definitions: For purposes of the Agreement, the following definitions shall apply to the terms set forth below wherever they appear;

i.

“Affiliate or Affiliates” shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, that directly or indirectly owns, is owned by, or is under common ownership with a Party to this Agreement to the extent of at least 50 percent of the equity having the power to vote on or direct affairs of the entity and any person, firm, partnership, corporation, or other entity actually controlled by, controlling or under common control with a Party to the Agreement.

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ii.

“Confidential Information” shall mean all data and information of a confidential nature, including know how and trade secrets, relating to the business, the affairs, the products, the software, any development projects or other products or services of MOBILEWALLA INC.. Confidential Information may be communicated orally, in writing or in any other recorded or tangible form. Data and information shall be considered to be Confidential Information (i) if MOBILEWALLA INC. has marked them as such, (ii) if MOBILEWALLA INC., orally or in writing, has advised MOBILEWALLA PTE LTD of their confidential nature, or (iii) if, due to their character or nature, a reasonable person in a like position and circumstances as MOBILEWALLA PTE LTD would consider them secret and confidential.

iii.

“Default” shall mean any breach of the obligations, including delays and defects under the Agreement or Work Order or Change Order or any act, omission, negligence or statement of Party in connection with or in relation to the subject matter of the Agreement or a Work Order or Change Order in respect of which such Party is liable.

iv.	“Deliverables” shall mean outcome of the Services to be delivered to MOBILEWALLA INC. by MOBILEWALLA PTE LTD under the Agreement in accordance with the Work Order or Change Order.

v.	“Dispute” shall mean any dispute, controversy or claim arising out of or relating to the Agreement or the Work Order or Change Order.

vi.

“Force Majeure” shall mean any unforeseeable cause affecting the performance by a Party of its obligations under this Agreement, including Work Orders or Change Orders, arising from acts, events, omissions, happenings or non-happenings beyond its reasonable control, including regulations by any Government authority, fire, flood, power outage or any disaster for which a substitute third party is not reasonably available.

vii.

“Government” shall mean any international, national, state, provincial, municipal, local, territorial, county, or other governmental department, regulatory authority, and judicial or administrative body, domestic, international or foreign.

viii.

“Intellectual Property Rights” shall mean in connection with a specified subject matter all US, Singaporean and foreign patents, trade secrets, technology, trademarks, service marks, trade names, copyrights, moral rights, designs, rights of publicity, mask work rights, utility models, and other industrial or intangible property rights of a similar nature; all grants and registrations worldwide in connection with the foregoing and all other rights with respect thereto existing other than pursuant to grant and registration; all applications for any such grant or registration, all rights of priority under international conventions to make such applications and the right to control their prosecution, and all amendments, continuations, divisions and continuations - in part of such applications; and all corrections, reissues, patents of addition, extensions and renewals of any such grant, registration or right.

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ix.	“Monthly Close Date” shall mean the date of accounting month-end cut-off

x.	“Party (ies)” shall mean MOBILEWALLA INC. and MOBILEWALLA PTE LTD.

xi.	“Third party or Third Parties” shall mean any entity other than a party to this Agreement or an Affiliate.

B.	Interpretation: In this Agreement, except as otherwise expressly provided or the context otherwise requires,

i.

“this Agreement” means the Consultancy Services Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof and includes all Schedules attached hereto,

ii.

The headings in the Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof,

iii.

The word “including”, when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope,

iv.

A reference to statute includes all regulations made there under, all amendments to the statue or regulations in force from time to time and any statute or regulations that supplements or supersedes such statute or regulations,

v.	A reference to an entity includes an successor to that entity,

vi.	A reference to “approval”, “authorization”, “consent”, or “waiver” means written approval, authorization, consent or waiver,

vii.

Except as otherwise expressly provided, a reference to currency herein means United States Dollars and all amounts payable hereunder will be paid in United States Dollars calculated a the relevant time,

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viii.	Any currency conversions required under this Agreement will be converted at the Exchange Rate for the day on which such conversion is required.

ix.	The following schedules are incorporated by reference in, and form part of this Agreement:

Schedule A	-	Work Order
Schedule B	-	Change Order

ARTICLE II

PROVISION OF SERVICES

A.

MOBILEWALLA PTE LTD hereby undertakes to provide MOBILEWALLA INC. with Services that MOBILEWALLA INC. may require in the conduct of its operations. Such Services will include, but are not limited to providing consultancy services, which includes Information Technology related and others if any.

B.

The scope of the Services to be provided by MOBILEWALLA PTE LTD will be more specifically described in, and authorized through individual Work Orders provided by MOBILEWALLA INC.. Format of Work Order is prescribed in Schedule 1. Each Work Order and any accompanying attachments submitted, accepted and executed by MOBILEWALLA INC. and MOBILEWALLA PTE LTD, will be subject to the terms and conditions of the Agreement. In the event of any conflict between the terms and conditions of any Work Order and the terms and conditions outlined herein, the terms and conditions contained herein this Agreement shall control.

C.

MOBILEWALLA INC. shall retain the right to modify/change the Services to be performed throughout the Work Order by MOBILEWALLA PTE LTD. All changes will be documented in a Change Order in the format as prescribed in Schedule 2 before such change is executed. MOBILEWALLA INC. shall use commercially reasonable efforts to notify MOBILEWALLA PTE LTD at least 30 days in advance of any anticipated change in work Order that MOBILEWALLA INC. reasonably believes may require MOBILEWALLA PTE LTD in performing the modified Services.

D.

MOBILEWALLA PTE LTD will be responsible to supply MOBILEWALLA INC. with the deliverables described in the Work Order on or before the completion date designated. Any modifications to the completion date set forth in a particular Work Order shall be agreed upon between MOBILEWALLA INC. and MOBILEWALLA PTE LTD in writing.

E.

The Services under the Work Order assigned to MOBILEWALLA PTE LTD shall be rendered in accordance with instructions received from MOBILEWALLA INC.. The quality management system, processes and standards of MOBILEWALLA INC. will govern the Services rendered by MOBILEWALLA PTE LTD. MOBILEWALLA PTE LTD shall also take all steps necessary, appropriate or desirable to ensure that the Services are performed in accordance with MOBILEWALLA INC.’s instructions.

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F.	MOBILEWALLA PTE LTD will use the best and reasonable commercial efforts to perform the Services set forth in all Work Orders.

G.

MOBILEWALLA PTE LTD can choose to provide these services directly or through third party vendors with full compliance to MOBILEWALLA INC.’s requirements, provided MOBILEWALLA INC. consents in writing to the use of any third party vendors.

H.

MOBILEWALLA INC. shall have the right to inspect and review any or all of the Services and the performance of MOBILEWALLA PTE LTD or any third party vendors to ensure that they confirm to MOBILEWALLA INC.’s requirements.

I.	MOBILEWALLA INC. and MOBILEWALLA PTE LTD will identify key individuals who will act as a single point of interface to co-ordinate the Services performed under each Work Order or Change Order.

ARTICLE III

RELATIONSHIP BETWEEN PARTIES

A.	MOBILEWALLA INC. hereby engages MOBILEWALLA PTE LTD as an independent contractor to render the services specified in the Agreement.

B.

The Parties expressly acknowledge and agree that MOBILEWALLA INC. and MOBILEWALLA PTE LTD are independent parties and the MOBILEWALLA PTE LTD shall act only as an independent contractor in providing the Services under this Agreement to and for MOBILEWALLA INC. Further, the Parties expressly acknowledge that no employer-employee relationship shall exist between MOBILEWALLA INC. and the employees of MOBILEWALLA PTE LTD. Save as expressly provided in this Agreement, nothing in this Agreement shall be construed: (1) to give either Party the power to direct or control the daily activities of the other, or (2) to constitute the Parties as principal and agent, employer and employee, franchiser and franchisee, joint ventures, co-owners or otherwise as participants in a joint undertaking. Each Party has no right or authority to negotiate or conclude contracts or assume or create any obligation or right of any kind, express or implied, for the other Party. Neither Party shall be bound by or be liable for any act or omission of the other Party or for any promise, warranty, representation, obligation or debt of the other Party.

C.

The Parties expressly acknowledge and agree that the language, terms, conditions and provisions of the Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement or based on a Party’s undertaking of an obligation under this Agreement.

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ARTICLE IV

INSURANCE

A.	MOBILEWALLA PTE LTD must carry appropriate amounts of insurance, and provide MOBILEWALLA INC. with certificates of insurance as MOBILEWALLA INC. may reasonably request.

ARTICLE V

COMPENSATION

A.

In consideration for the Services to be performed by MOBILEWALLA PTE LTD pursuant to this Agreement, MOBILEWALLA INC. shall pay to MOBILEWALLA PTE LTD, during the term of this Agreement, compensation in the form of service fee (the “Service Fee”) as agreed to between the Parties based on the scope of each Work Order. The agreed Service Fee shall be mentioned in each Work Order.

B.

MOBILEWALLA INC. herby confirms that the agreed Service Fee for the Services performed by MOBILEWALLA PTE LTD shall be agreed to in accordance with market prices for compensation of services rendered hereunder and shall be within the “arms length range” for comparable transactions.

ARTICLE VI

ADVANCE DEPOSIT AND PAYMENT

A.

Upon execution of this Agreement, MOBILEWALLA INC. shall remit to MOBILEWALLA PTE LTD an advance of US Dollars USD $10,000 towards performance of the Services to be rendered by MOBILEWALLA PTE LTD under this Agreement. The Advance will be adjusted against the invoices raised by MOBILEWALLA PTE LTD towards Services performed by it pursuant to the Work Orders issued by MOBILEWALLA INC..

B.

MOBILEWALLA INC. may from time to time and at the request of MOBILEWALLA PTE LTD remit to MOBILEWALLA PTE LTD further amounts for the Services to be rendered by MOBILEWALLA PTE LTD in the future. Such amounts will be adjusted against the invoices raised by MOBILEWALLA PTE LTD in the order in which these invoices are raised by MOBILEWALLA PTE LTD after the payment of each advance by MOBILEWALLA INC..

C.

Within ten (10) days following a Monthly Close Date during the term of this Agreement, MOBILEWALLA PTE LTD shall submit an invoice together with supporting detail for the Service Fee incurred by it against the Work Order issued during the previous month.

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D.	All invoices shall be denominated in US Dollars or such other currency as the Parties may from time to time mutually agree.

E.

All invoices issued hereunder shall be payable within 30 days after the date of invoice or such other period as the Parties from time to time mutually agree. Payment of all invoices will be net of all applicable withholding taxes.

F.	Where applicable, all clauses of the Article VI are subject to the provisions of the applicable Singapore and United States regulations and rules governing international commerce.

ARTICLE VII

REPRESENTATIONS

A.	Each Party represents and warrants to the other Party that:

i.	It is a Company duly organized, validly existing and in good standing and has all necessary power and authority to carry on its business as presently owned and conducted.

ii.	This Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it enforceable against it in accordance with its terms.

iii.

It has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the various provisions contemplated hereby and that the execution and delivery of this Agreement and such execution and consummation thereby do not (a) violate any laws or regulations applicable to it or (b) require the consent of any entity or person which has not been obtained.

ARTICLE VIII

OTHER OBLIGATIONS

A.

MOBILEWALLA PTE LTD hereby covenants and agrees that any and all liability for compensation, tax withholding on compensation, other withholdings on compensation and/or payments to any governmental authority for social funds or other purposes that MOBILEWALLA PTE LTD shall be required to pay or deliver to any governmental authority with respect to its employees/personnel employed in the US shall be fully and promptly paid as required by applicable law. MOBILEWALLA PTE LTD shall indemnify MOBILEWALLA INC. and hold MOBILEWALLA INC. harmless from and against any and all demands or other claims made by MOBILEWALLA PTE LTD’s personnel or by applicable governmental authorities with respect to any such amounts and shall promptly upon demand reimburse MOBILEWALLA INC. for any amounts that MOBILEWALLA PTE LTD may be required to pay with respect thereto.

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B.

MOBILEWALLA PTE LTD will endeavor to provide appropriate work of qualified personnel for the Services to be rendered to MOBILEWALLA INC.. However, in no event shall MOBILEWALLA PTE LTD be liable for any loss or damage caused by MOBILEWALLA INC.’s use of, or MOBILEWALLA PTE LTD’s failure to provide, or delay in providing, services pursuant to the Agreement, or for indirect, incidental, special or consequential damages in any form. Further, MOBILEWALLA INC. shall indemnify MOBILEWALLA PTE LTD and hold MOBILEWALLA INC. harmless from and against any and all actions, demands or claims made by the Clients/Customers of MOBILEWALLA INC..

ARTICLE IX

ASSIGNMENT

A.

MOBILEWALLA PTE LTD shall not have the right to assign or otherwise transfer its rights or obligations under this Agreement, except with the written consent of MOBILEWALLA INC.; provided, however, that a Party’s successor in interest by merger, by operation of law, assignment, purchase or otherwise of the entire business of either Party shall acquire all interest of such Party hereunder.

B.

At the request of MOBILEWALLA INC., (in its sole discretion), MOBILEWALLA PTE LTD shall cause any of its employees, contractors and other parties who may have access to any of such information, to execute a separate confidentiality agreement specifying and confirming such obligations. The confidentiality obligations set forth in this subparagraph shall survive termination of this Agreement.

However, nothing contained in this Article shall apply to any Confidential Information exceptions provided in “Clause C” hereunder.

C.	For purposes of this Agreement, Confidential Information shall not include information that:

i.	Was in the public domain at the time of disclosure or becomes part of the public domain without breach of this Agreement by MOBILEWALLA PTE LTD;

ii.	Was known to or contained in the records of MOBILEWALLA PTE LTD from a source other than MOBILEWALLA INC. at the time of disclosure by MOBILEWALLA INC. to MOBILEWALLA PTE LTD; or

iii.	Becomes known to MOBILEWALLA PTE LTD from a source other than MOBILEWALLA INC. without such source breaching its confidentiality obligations to MOBILEWALLA INC..

If MOBILEWALLA PTE LTD is required to disclose Confidential Information pursuant to a court order or as otherwise compelled by law, MOBILEWALLA PTE LTD shall not be liable for such disclosure, provided MOBILEWALLA PTE LTD gives

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MOBILEWALLA INC. prompt written notice of such disclosure an opportunity to seek to prevent or limit such disclosure, and MOBILEWALLA PTE LTD takes reasonable steps to prevent further disclosure (e.g., by seeking a protective order).

ARTICLE XI

INTELLECTUAL PROPERTY RIGHTS

A.

All rights, title and interest, including all rights in copyright or other Intellectual Property Rights, of the deliverables provided by MOBILEWALLA PTE LTD pursuant to a Work Order shall vest with MOBILEWALLA INC. at all times unless otherwise agreed in writing between the parties. To the extent that all rights, title and interest to any deliverable or portion thereof does not vest with MOBILEWALLA INC., MOBILEWALLA PTE LTD hereby now, and shall in the future as and when such rights arise, irrevocably transfers and assigns to MOBILEWALLA INC. in perpetuity all worldwide rights, title and interest in ad to the deliverable, including without limitation, patent rights, copyrights, trade secrets and other proprietary rights (including without limitation, applications for registration, thereof, and all priority rights therein under applicable international conventions for the protection of such rights) in, and ownership of, the deliverables. To the extent that all rights, title and interest to any deliverable or portion thereof cannot be assigned to MOBILEWALLA INC., MOBILEWALLA PTE LTD hereby grants to MOBILEWALLA INC. an unrestricted, irrevocable, exclusive, worldwide, fully paid up, perpetual license with the right to sublicense, in and to MOBILEWALLA PTE LTD’s Intellectual Property Rights to the deliverables. MOBILEWALLA PTE LTD simultaneously waives any Intellectual Property Rights that could vest with it in connection with the Services performed in favor of MOBILEWALLA INC.. MOBILEWALLA PTE LTD will complete and sign or counter sign any application; affidavit; undertaking or Agreement to confirm that the Intellectual Property Rights of the deliverables vests with MOBILEWALLA INC.. MOBILEWALLA PTE LTD and its employees agree to waive all rights granted by applicable Singaporean copyright law, which may vest with MOBILEWALLA PTE LTD in connection with its authorship of any copyright works created in the course of performing the Services under this Agreement.

B.

MOBILEWALLA INC.’s Intellectual Property Rights, including, without limitation, in and to the deliverables of the Work Order, shall be indefeasible and not subject to reversion under any circumstances.

C.

MOBILEWALLA PTE LTD will promptly notify MOBILEWALLA INC. of any infringements or apparent infringements of Intellectual Property Rights that come to MOBILEWALLA PTE LTD’s attention. In the event of any infringement of any rights granted to MOBILEWALLA INC. hereunder, MOBILEWALLA INC. shall have the sole and exclusive right in its absolute discretion to bring any action for such infringement on behalf of itself (and MOBILEWALLA PTE LTD, if necessary) and MOBILEWALLA PTE LTD shall cooperate fully with MOBILEWALLA INC. in such action.

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D.

In the event that new inventions, improvements, designs or processes (“Inventions”) evolve in performance of or as the result of this Agreement, MOBILEWALLA PTE LTD acknowledges that the Inventions shall be the property of MOBILEWALLA INC., unless otherwise agreed in writing between the Parties. MOBILEWALLA PTE LTD hereby now, and shall in the future as and when such rights arise, irrevocably transfers and assigns to MOBILEWALLA INC. in perpetuity all worldwide rights, title and interest in and to the Inventions, including without limitation, patent rights, copyrights, trade secrets and other proprietary rights (including without limitation, applications for registration thereof, and all priority rights therein under applicable international conventions for the protection of such rights) in, and ownership of, the Inventions. MOBILEWALLA PTE LTD will complete and sign or counter sign any application; affidavit; undertaking or Agreement to confirm that the Intellectual Property Rights of the Inventions vests with MOBILEWALLA INC..

ARTICLE XII

TERM AND TERMINATION

This Agreement shall have an initial term of 3 years from the effective date hereof and shall thereafter be automatically renewed for additional periods of 3 years each unless either Party gives 90 days written notice to the other Party of its termination of this Agreement at anytime. However, at any time during the term of the Agreement, in the event either Party fails to fulfill any of its obligations specified under this Agreement, the non-defaulting Party shall issue a notice to the defaulting Party to rectify the default within a specified timeframe of receipt of such notice. In the event the defaulting Party does not rectify the default within the said period of 90 days, the non-defaulting Party shall have the right to terminate this Agreement without any further notice.

ARTICLE XIII

FORCE MAJEURE

Neither Party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of fire, natural disaster, accident, act of government, sabotage of material or supplies or any other cause beyond the control of such Party, provided that such Party gives the other Party written notice thereof promptly and, in any event, within fifteen (15) calendar days of discovery thereof. In the event of such a Force Majeure, the time for performance or cure shall be extended for a period equal to the duration for the Force Majeure, but not in excess of three (3) months or such period as may be mutually agreed in writing. During the period, the Party so affected shall use its best efforts to avoid or remove such, cause and to restore performance to normal levels as quickly as possible following the removal of such cause.

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ARTICLE XIV NOTICES

Any notice or communication required or permitted to be given hereunder by either Party shall be in writing and delivered or sent to the other Party addressed as follows:

If to MOBILEWALLA INC.:

MOBILEWALLA INC., Inc.

Attention: CEO

2472 Jett Ferry Road

Ste 400-214

Dunwoody, GA 30338

If to MOBILEWALLA PTE LTD:

03-20 Franklin

3 Science Park Drive

Singapore 118223

All notices and other communications under this Agreement shall be deemed to have been given when received by the receiving Party. Either Party may by notice hereunder to the other designate a change of address or designee.

ARTICLE XV

COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which will constitute together one and the same Agreement. Each Party may execute this Agreement by signing any such counterpart.

ARTICLE XVI

DIVISIBILITY

In case any term of this Agreement shall be held invalid, illegal, or unenforceable in whole or in part, neither the validity of the remaining part of such term, nor the validity of any other terms of this Agreement shall in any way be affected thereby.

ARTICLE XVII

ENTIRE AGREEMENT

This Agreement embodies the entire agreement of and understanding between the Parties hereto and supersedes all prior agreements and undertakings relative to the subject matter hereof.

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ARTICLE XVIII

GOVERNING LAW

This Agreement, and any dispute arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of Georgia. The federal and state courts located in the State of Georgia shall have exclusive jurisdiction to adjudicate such disputes. MOBILEWALLA INC. and MOBILEWALLA PTE LTD hereby expressly consent to the exercise of jurisdiction by the federal and state courts located in the State of Georgia.

The prevailing Party in any legal proceeding brought by one Party against the other Party and arising out of or in connection with this Agreement shall be entitled to recover its legal expenses, including court costs and reasonable attorney fees.

ARTICLE XIX

WAIVER

A waiver of any breach of this Agreement, or of any of the terms or conditions by either Party hereto, shall not be deemed a waiver of any repetition of such breach or in any way affect other terms or conditions hereof. No waiver shall be valid or binding unless it shall be in writing and signed by the Parties.

ARTICLE XX

AMENDMENTS

Neither this Agreement nor any term or provision thereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Parties hereto.

ARTICLE XXI

COMPLIANCE WITH APPLICABLE LAWS

A.

In the performance of its obligations under this Agreement, MOBILEWALLA PTE LTD shall, at all times, strictly comply with all laws, regulations and orders of the United States. MOBILEWALLA INC. specifically acknowledges that any Confidential Information supplied to it will be subject to the United States export controls and any additional export controls of the Parties.

B.

MOBILEWALLA PTE LTD shall, at its own expense, make, obtain, and maintain in force at all times during the term of this Agreement, all filings, registrations, reports, licensees, permits and authorizations (collectively “Authorizations”) required under applicable law, regulation or order in order for MOBILEWALLA PTE LTD to perform its obligations under this Agreement.

C.

In conformity with the United States Foreign Corrupt Practice Act and with MOBILEWALLA INC.’s established corporate policies regarding business practices, MOBILEWALLA INC. and its employees shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision (including a decision not to act) of an official of any Government or of an employee of any MOBILEWALLA INC. or inducing such a person to use his influence to effect an such act or decision in order to assist MOBILEWALLA INC. in obtaining, retaining or directing any business.

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D.	MOBILEWALLA INC. shall assume the responsibility of complying with the laws and regulations of Singapore to ensure qualification for preferential tax treatment if any is available.

ARTICLE XXII

THIRD PARTIES

All rights and remedies granted to MOBILEWALLA INC. and MOBILEWALLA PTE LTD hereunder are intended for its sole benefit and shall not be deemed or construed to be for the benefit of any third Party.

ARTICLE XXIII

EFFECTIVE DATE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives:

MOBILEWALLA INC

By:	/s/ Jay D. Clark
Name: Jay D. Clark
Title: COO

MOBILEWALLA PTE LTD

By:	/s/ Anindya Datta
Name: Anindya Datta
Title: Director

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EXHIBIT A

WORK ORDER NO. MOBILEWALLA PTE LTD-002

THIS WORK ORDER No. MOBILEWALLA PTE LTD-002 (“Work Order”) is entered into on 1ST March, 2013, by and between MOBILEWALLA INC (the “Company”) and MOBILEWALLA PTE LTD, (“Consultant”) and is hereby incorporated into the Consulting Agreement dated 1st of March, 2013 between Company and Consultant (the “Agreement”).

1.	SCOPE OF WORK AND DELIVERY

•

Consultant will employ up to TEN (10) Senior Systems Engineers; up to TEN (10) Junior Systems Engineers; up to TWO (2) Senior Directors; and up to TWO (2) Directors. Any staffing above these limits must be pre- approved by Company.

•	Consultant will ensure that the team performs work per the agreed to performance & productivity standards.

2.	COMPENSATION.

•	USD $6,000 - Systems Engineer

•	USD $7,000 - Senior Systems Engineer

•	USD $9,000 - Director

•	USD $12,000 - Senior Director

•	These rates are fully loaded and inclusive of all costs. Any expenses that the Consultant intends to bill to the Company needs pre-approval.

3.	PAYMENT.

•	Invoices will be paid by Company to Consultant in accordance with this Agreement and to the following banking instructions of Consultant:

To:

Beneficiary:  MOBILEWALLA PTE LTD

Account No: [***]

Swift Code:  [***]

Bank Address: [***]

Bank Code: [***]

BENEFICIARY ADDRESS;

[***]

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4.	NOTICES. All notices and invoices to Company in connection with the Services performed under this Work Order shall be sent to:

MOBILEWALLA INC.

2472 Jett Ferry Road

Ste 400-214

Dunwoody, GA 30338

Attn: COO

“Company”		“Consultant”

MOBILEWALLA INC.		MOBILEWALLA PTE LTD

By:	/s/ Jay D. Clark	By:	/s/ Anindya Datta

Name:	Jay D. Clark	Name:	Anindya Datta
Title:	COO	Title:	Director
Date:	March 1st, 2013	Date:	March 1st, 2013

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EXHIBIT B

EXPENSE GUIDELINES

1.

Company will reimburse Consultant for reasonable, actual, pre-approved out-of- pocket expenses incurred in connection with travel and for lodging and meals while away from home performing services directly for the benefit of Company.

2.

Receipts for all individual expenditures $15.00 and over must be attached to an expense report. Company shall have no obligation to reimburse expenses for which Consultant fails to provide appropriate receipts.

3.	Expenses incurred in excess of the above standard, or otherwise not permitted hereunder, shall be borne by Consultant unless authorized by Company in writing.

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